UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2006

OMNOVA Solutions Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Ghent Road Fairlawn, Ohio,	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(330) 869-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 27, 2006, OMNOVA Solutions Inc. (“OMNOVA” or the “Company”) completed the sale of substantially all of the assets and liabilities of the GenFlex Building Products business to Firestone Building Products Company, a division of BFS Diversified Products, LLC. The sale includes a manufacturing plant in Tuscumbia/Muscle Shoals, Alabama, a warehouse in Columbus, Ohio, and the GenFlex headquarters office in Maumee, Ohio. All current and future roofing warranty liabilities of the Building Products business are included in the sale.

The Company expects to realize total cash of approximately $40.0 million from this transaction including $29.0 million in cash from the sale and retention by OMNOVA of $10.5 million of existing Building Products trade accounts receivable. After transaction costs, the Company will realize a net gain of approximately $18.0 million. Cash from the sale is subject to a final working capital adjustment.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements for

OMNOVA Solutions Inc.

On September 27, 2006, OMNOVA Solutions Inc. (“OMNOVA” or the “Company”) completed the sale of substantially all of the assets and liabilities of the GenFlex Building Products business to Firestone Building Products Company, a division of BFS Diversified Products, LLC. The sale includes a manufacturing plant in Tuscumbia/Muscle Shoals, Alabama, a warehouse in Columbus, Ohio, and the GenFlex headquarters office in Maumee, Ohio. All current and future roofing warranty liabilities of the Building Products business are included in the sale.

The Company expects to realize total cash of approximately $40.0 million from this transaction including $29.0 million in cash from the sale and retention by OMNOVA of $10.5 million of existing Building Products trade accounts receivable. After transaction costs, the Company will realize a net gain of approximately $18.0 million. Cash from the sale is subject to a final working capital adjustment.

The following unaudited pro forma condensed consolidated financial statements for OMNOVA, giving effect to the sale, are set forth below:

Unaudited pro forma condensed consolidated balance sheet as of May 31, 2006, giving effect to the sale as if it had occurred on May 31, 2006; and

Unaudited pro forma condensed consolidated statements of operations for the three and six months ended May 31, 2006, and the fiscal year ended November 30, 2005, giving effect to the sale as if it had occurred on December 1, 2004.

The pro forma adjustments, which are more fully described in the Notes to Pro Forma Condensed Consolidated Financial Statements, are based on available information and assumptions that the Company’s management believes are reasonable as of the date of this filing.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with OMNOVA’s historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2005, and in its Quarterly Reports on Form 10-Q for the three and six months ended May 31, 2006. The unaudited pro forma condensed consolidated financial statements presented herein is for informational purposes only and is not intended to represent or be indicative of the consolidated financial position or results of operations that would have been reported had the sale of the Building Products business been completed as of the dates presented. The statements are also not intended to be representative of OMNOVA’s future financial position or results of operations. Since the pro forma condensed consolidated statements of operations reflect the results from continuing operations, they do not include the gain on the sale of OMNOVA’s Building Products business.

OMNOVA Solutions Inc.

Pro Forma Condensed Consolidated Balance Sheet

May 31, 2006

(Unaudited)

(in millions)	Historical Consolidated	Deconsolidate Building Products Business	Sale of Building Products Business	Pro Forma Consolidated
		(Note 1)	(Note 2)
ASSETS:
Current Assets
Cash and cash equivalents	$15.2	$—	$—	$15.2
Restricted cash	—	—	12.3	12.3
Accounts receivable, net	110.9	(18.4)	10.5	103.0
Inventories	48.1	(8.1)	—	40.0
Deferred income taxes	1.3	—	—	1.3
Prepaid expenses and other	4.7	—	—	4.7

Total Current Assets	180.2	(26.5)	22.8	176.5

Property, plant and equipment, net	149.5	(12.1)	—	137.4
Trademarks and other intangible assets, net	11.7	—	—	11.7
Investment in affiliates	18.4	15.3	(15.3)	18.4
Other assets	6.5	—	—	6.5

Total Assets	$366.3	$(23.3)	$7.5	$350.5

LIABILITIES AND SHAREHOLDERS’ DEFICIT:
Current Liabilities
Accounts payable	$77.0	$(9.6)	$—	$67.4
Accrued payroll and personal property taxes	12.0	—	—	12.0
Accrued interest	9.4	—	—	9.4
Employee benefit obligations	5.9	—	—	5.9
Other current liabilities	8.8	(4.9)	—	3.9

Total Current Liabilities	113.1	(14.5)	—	98.6

Long-term debt	185.0	—	(16.7)	168.3
Postretirement benefits other than pensions	43.7	—	—	43.7
Pension liability	10.2	—	—	10.2
Deferred income taxes	1.3	—	—	1.3
Other liabilities	19.4	(8.8)	—	10.6

Shareholders’ deficit	(6.4)	—	24.2	17.8

Total Liabilities and Shareholders’ Deficit	$366.3	$(23.3)	$7.5	$350.5

See accompanying notes to pro forma condensed consolidated financial statements.

OMNOVA Solutions Inc.

Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended May 31, 2006

(Unaudited)

(in millions, except per share data)	Historical Consolidated	Sale of Building Products Business	Pro Forma Consolidated
		(Note 3)
Net Sales	$204.6	$(26.8)	$177.8

Costs and Expenses
Cost of goods sold	159.2	(22.2)	137.0
Selling, general and administrative	30.8	(4.2)	26.6
Depreciation and amortization	5.6	(.3)	5.3
Interest expense	5.2	(.3)	4.9
Equity (earnings) loss in affiliates, net	(1.2)	—	(1.2)
Other expense (income), net	(.4)	.1	(.3)
Restructuring and severance	—	—	—

	199.2	(26.9)	172.3

Income (Loss) from continuing operations before income taxes	5.4	.1	5.5
Income tax expense	.1	—	.1

Income (Loss) from continuing operations	$5.3	$.1	$5.4

Basic and diluted income (loss) from continuing operations per common share:	$.13		$.14

Weighted average common shares outstanding:
Basic	41.3		41.3
Diluted	41.7		41.7

See accompanying notes to pro forma condensed consolidated financial statements.

OMNOVA Solutions Inc.

Pro Forma Condensed Consolidated Statement of Operations

Six Months Ended May 31, 2006

(Unaudited)

(in millions, except per share data)	Historical Consolidated	Sale of Building Products Business	Pro Forma Consolidated
		(Note 3)
Net Sales	$397.7	$(50.1)	$347.6

Costs and Expenses
Cost of goods sold	314.6	(42.0)	272.6
Selling, general and administrative	60.8	(8.0)	52.8
Depreciation and amortization	11.3	(.7)	10.6
Interest expense	10.4	(.7)	9.7
Equity (earnings) loss in affiliates, net	(1.5)	—	(1.5)
Other expense (income), net	1.0	.1	1.1
Restructuring and severance	—	—	—

	396.6	(51.3)	345.3

Income (Loss) from continuing operations before income taxes	1.1	1.2	2.3
Income tax expense	.1	—	.1

Income (Loss) from continuing operations	$1.0	$1.2	$2.2

Basic and diluted income (loss) from continuing operations per common share:	$.02		$.05

Weighted average common shares outstanding:
Basic	41.2		41.2
Diluted	41.5		41.5

See accompanying notes to pro forma condensed consolidated financial statements.

OMNOVA Solutions Inc.

Pro Forma Condensed Consolidated Statement of Operations

Fiscal Year Ended November 30, 2005

(Unaudited)

(in millions, except per share data)	Historical Consolidated	Sale of Building Products Business	Pro Forma Consolidated
		(Note 3)
Net Sales	$810.1	$(115.1)	$695.0

Costs and Expenses
Cost of goods sold	639.8	(97.2)	542.6
Selling, general and administrative	121.6	(15.9)	105.7
Depreciation and amortization	22.3	(1.2)	21.1
Fixed asset impairment	2.5	—	2.5
Interest expense	21.2	(1.3)	19.9
Equity (earnings) loss in affiliates, net	(.7)	—	(.7)
Other expense (income), net	.1	.1	.2
Restructuring and severance	5.4	—	5.4

	812.2	(115.5)	696.7

Income (loss) from continuing operations before income taxes	(2.1)	(.4)	(1.7)
Income tax expense	(.3)	—	(.3)

Income (loss) from continuing operations	$(1.8)	$(.4)	$(1.4)

Basic and diluted income (loss) from continuing operations per common share:	$(.04)		$(.03)

Weighted average common shares outstanding:
Basic	40.7		40.7
Diluted	40.7		40.7

See accompanying notes to pro forma condensed consolidated financial statements.

OMNOVA Solutions Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of May 31, 2006

(1)	This pro forma adjustment reflects the deconsolidation of the assets and liabilities of the Building Products business, and presents that business as if they had been accounted for under the equity method of accounting. The resulting investment in the Building Products business reflects OMNOVA’s equity in that entity.

(2)	This pro forma adjustment reflects the sale of the above-referenced business, including the following:

a.	Cash received from the sale of approximately $29.0 million and the retention by OMNOVA of $10.5 million of existing Building Products trade accounts receivable. Consistent with the Company’s intent to use the proceeds to repay debt, the pro forma adjustment reflects the utilization of $16.7 million to reduce certain borrowings. Additionally, under the terms of the Indenture governing the Company’s 11 1/4% Senior Secured Notes, the Company has shown as restricted cash $12.3 million, which represents the amount of the fair value of the property, plant and equipment of the business sold which was pledged as collateral.

b.	A pre-tax and after-tax gain of approximately $18.0 million will be recorded by the Company. No income tax effect was recorded due to the net operating loss carryforwards of the Company.

Cash received from the sale is subject to a final working capital adjustment.

Pro Forma Condensed Consolidated Statements of Operations for the Three and Six Months Ended May 31, 2006, and the Fiscal Year Ended November 30, 2005

(3)	This pro forma adjustment reflects the elimination of the revenues and expenses of the Building Products business for the three and six months ended May 31, 2006, and the fiscal year ended November 30, 2005, giving effect to the sale of that business as if it had occurred on December 1, 2004. The pro forma adjustment to interest expense reflects the reduction in consolidated interest expense assuming the Company’s use of $16.7 million of the net cash proceeds to repay certain debt outstanding.

Since the pro forma condensed consolidated statements of income reflect results from continuing operations, they do not include the gain on the sale of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA Solutions Inc.

Date: October 3, 2006	By:	/s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Corporate Secretary